Exhibit 23-1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of Central Maine Power Company on Form S-3 (File Nos. 33-56939; 33-36679; 33-39826; 33-44754; 33-51611) of our report dated January 23, 1997, on our audits of the consolidated financial statements and financial statement schedule of Central Maine Power Company and subsidiary as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995, and 1994, which report is included in this Annual Report on Form 10-K.


Coopers & Lybrand L.L.P.
Portland, Maine
March 25, 1997